EXHIBIT 99.1

                      WERNER ENTERPRISES, INC.
                         14507 Frontier Road
                           P.O. Box 45308
                       Omaha, Nebraska  68145


FOR IMMEDIATE RELEASE                       Contact:  John J. Steele
---------------------        Executive Vice President, Treasurer and
                                             Chief Financial Officer
                                                      (402) 894-3036


              WERNER ENTERPRISES TO PARTICIPATE IN THE
          DAHLMAN ROSE GLOBAL TRANSPORTATION CONFERENCE AND
         MORGAN KEEGAN INDUSTRIAL/TRANSPORTATION CONFERENCE

Omaha, Nebraska; August 19, 2009:
--------------------------------

     Werner Enterprises, Inc. (NASDAQ:WERN) ("Werner"), one of the nation's largest truckload transportation and logistics companies, announced that it will participate in two upcoming investment conferences during September. At each conference, John J. Steele, Executive Vice President, Treasurer and Chief Financial Officer of Werner, will represent the company and present a general overview of Werner's business and operations to the investment community.

     Werner will first participate in the Second Annual Dahlman Rose & Co. Global Transportation Conference on Wednesday and Thursday, September 9-10, 2009 in New York City, New York. During the first day of the conference, Mr. Steele will hold several meetings with investors. On September 10, Mr. Steele's presentation at the Dahlman Rose & Co. conference will begin at 8:30 a.m. (EDT) and will be approximately 45 minutes in length.

     Werner will also participate in the Morgan Keegan Industrial/Transportation Conference on Thursday, September 17, 2009 in Chicago, Illinois. At this conference, Mr. Steele will provide a 25-minute presentation that will begin at 3:55 p.m. (EDT) and host an informal breakout session with investors following the presentation. During the Morgan Keegan conference, Mr. Steele will also take part in several meetings with investors.

     A live audio webcast of Werner's Dahlman Rose & Co. and Morgan Keegan conference presentations and the investor materials provided by Werner at each conference will be publicly accessible, on the respective conference date, on the internet through the "Investor Information" link on the Werner website at www.werner.com. The investor materials and replays of the webcast presentations will then be archived and available to the public on the Werner website during the 30-day period following each individual conference date.

     Werner Enterprises, Inc. was founded in 1956 and is a premier transportation and logistics company, with coverage throughout the United States, Canada, Mexico, Asia, Europe and South America. Werner maintains its global headquarters in Omaha, Nebraska and maintains offices throughout North America and China. Werner is among the five largest truckload carriers in the United States, with

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a  diversified  portfolio of transportation  services  that  includes dedicated,  medium-to-long-haul, regional  and  local  van  capacity,
expedited,  temperature-controlled and  flatbed  services.   Werner's
Value Added Services portfolio includes freight management, truck brokerage, intermodal, load/mode and network optimization and freight forwarding. Werner, through its subsidiary companies, is a licensed U.S. NVOCC, U.S. Customs Broker, Class A Freight Forwarder in China, China NVOCC, TSA-approved Indirect Air Carrier and IATA Accredited Cargo Agent.

     Werner Enterprises, Inc.'s common stock trades on the NASDAQ Global Select MarketSM under the symbol "WERN". For further
information   about   Werner,  visit   the   company's   website   at
www.werner.com.

     This press release, as well as the investor materials provided by and the oral public statements made by a Werner representative during the conference presentations and webcasts announced in this press release, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended, and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on information presently available to Werner's management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in Werner's Annual Report on Form 10-K for the year ended December 31, 2008 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009. For those reasons, undue reliance should not be placed on any forward-looking statement. Werner assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by filing reports with the U.S. Securities and Exchange Commission, through the issuance of press releases or by other methods of public disclosure.